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                                                                    Exhibit 99.3

                          Interactive Data Corporation
                         2000 Long-Term Incentive Plan

                    2005 DEFERRED STOCK UNIT AWARD AGREEMENT
                         (NON-EMPLOYEE DIRECTOR GRANT)

      AGREEMENT made as of the ____ day of _____________, 2005 (the "Grant Date"), between Interactive Data Corporation, a Delaware corporation (the "Company"), and ________________________ (the "Director"). This Agreement is subject to the provisions of the Company's 2000 Long-Term Incentive Plan (the "Plan"), a copy of which is furnished to the Director with this Agreement. Capitalized terms appearing herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

      For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.    Number of Deferred Stock Units Granted.

      The Company shall grant to the Director, subject to the terms and conditions set forth in this Agreement and in the Plan, ______ Deferred Stock Units of the Company (the "Units"), representing the right to receive Shares of the Company's Common Stock ("Stock") under the terms and conditions set forth in the Plan and this Agreement. The Director agrees that the Units shall be subject to the restrictions on transfer set forth in Section 4 of this Agreement.

2.    Vesting.

      (a) Vesting Schedule. The Units will vest (becoming "Vested Units") on the earliest of the following dates (the "Vesting Dates"):

            (i) 100% on [window period date if possible], 2008, the third anniversary of the Grant Date if the Director is a director, officer or employee of the Company, its Parent or a Subsidiary on that date;

            (ii) a pro-rata percentage of the Units (based on completed months of service), on the date of the Director's death;

            (iii) 100% immediately upon the termination of the Director's service as a director of the Company for any reason other than for Cause; or

            (iv) if the Director is then a director of the Company, 100% immediately prior to a Change in Control if, in connection with the Change in Control the shares of Stock will no longer be listed on a recognized national securities exchange.
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      (b)   Cause. For purposes of this Agreement, "Cause" shall mean (i) the
            Director's material breach of any term of any agreement with the Company, including without limitation any violation of confidentiality and/or non-competition agreements; (ii) the Director's conviction for any act of fraud, theft, criminal dishonesty, or any felony; (iii) the Director's engagement in illegal conduct, gross misconduct, or act involving moral turpitude which is materially and demonstrably injurious to the Company; or
            (iv) the Director's breach of any fiduciary duty owed the Company.

      (c) Continuous Relationship with the Company Required. A Unit will not vest unless, at the time of vesting, the Participant is, and has been at all times since the Grant Date, a director, officer or employee of the Company.

3.    Change in Control

            For purposes of this Agreement, Change in Control shall mean the occurrence of any of the following events at any time after the Grant
      Date:

      (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions thereto) of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall be disregarded: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (y) any acquisition by a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or
            (z) any acquisition by Pearson plc ("Pearson");

      (b) The consummation of a merger, consolidation, or reorganization of the Company with or involving any other entity or the sale or other disposition of all or substantially all of the Company's assets (any of these events being a "Business Combination"), unless, immediately following such Business Combination, at least one of the following conditions is satisfied:

                  (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the resulting or acquiring entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such Business Combination owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the "Surviving Entity") in substantially the same

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            proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination, or

                  (y) Pearson beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Surviving Entity; or

      (c) The stockholders of the Company approve a plan of complete liquidation of the Company.

      Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred with respect to the Participant if the Participant is part of a purchasing group that consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is either directly or indirectly an equity participant in the purchasing group (except for (A) passive ownership of less than 3% of the stock of the purchasing group, or
      (B) ownership of equity participating in the purchasing group which is otherwise not significant, as determined prior to the Change in Control by the Committee).

4.    Dividend Equivalent Rights.

      With respect to declared dividends, if any, with record dates that occur prior to the settlement of any Units, the Director will be credited with additional Units having a value equal to that which the Director would have been entitled if the Director's unsettled Units had been actual shares of Stock, based on the Fair Market Value of a share of Stock on the applicable dividend payment date. Any such additional Units shall be considered Units under this Agreement and shall also be credited with additional Units as dividends, if any, are declared, and shall be subject to the same restrictions and conditions as Units with respect to which they were credited.

5.    Restrictions on Transfer.

      The Director shall not, whether voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, (collectively "transfer") any Units, or any interest therein, except as provided in the Plan. Any transfer of the Director's Units made, or any attachment, execution, garnishment, or lien issued against or placed upon Units, other than as so permitted, shall be void.

6.    Settlement of Deferred Stock Units

      (a) Initial Settlement Election Date. Each Vested Unit will be settled by the delivery of one (1) share of Stock to the Director as soon as administratively practicable following the date on which the Units have become Vested Units under Section 2(a) or, if applicable, the date the Director has elected on the attached Deferred Settlement Election Form (any such date, the "Initially Elected Settlement Date").

      (b) Subsequent Election. Except for such additional changes in deferral elections not causing immediate taxation under Section 409A of the Internal Revenue Code of


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            1986, as amended (the "Code"), as are permitted in accordance with guidance issued by the Internal Revenue Service, the Director may change the Initially Elected Settlement Date provided that (i) such subsequent election may not take effect until at least 12 months after the date on which the election is made; (ii) the settlement date elected through the subsequent election must be at least 5 years from the Initially Elected Settlement Date; and (iii) the subsequent election must be made not less than 12 months prior to the Initially Elected Settlement Date. Any subsequent election will be subject to the Company's Anti-Insider Trading Policy.

      (c)   Automatic Settlement of Vested Units.

            (i) Termination other than for Cause. Notwithstanding Section 5(a), if the Director's service on the Board terminates, all Units that are Vested Units on the date of such termination will be automatically settled by delivery of shares of Stock to the Director or in the event of the Director's death, to the Director's designated beneficiary, as soon as administratively practicable following such termination date.

            (ii) Cessation of Public Trading. All Vested Units will be automatically settled by delivery of shares of Stock immediately before a change in control event is expected to result in Stock no longer being listed on a recognizable national Securities Exchange, as determined by the Board.

      (c) Termination for Cause. If the Director's service as a director of the Company is terminated for Cause, all Units that are not Vested Units will be automatically and immediately forfeited.

7.    Miscellaneous.

      (a) Acquired Rights. This award does not (i) constitute a contract of employment, (ii) confer upon the Director any right to continue as a director of the company, (iii) affect the right of the shareholders of the Company to remove or decline or re-elect the Director to the Board (for any reason or no reason), (iv) affect the right of the Board, or (v) entitle the Director to any benefits other than those granted under the Plan. The Director understands and accepts that the benefits granted under the Plan are entirely at the discretion of the Company and that the Company retains the right to amend, modify or terminate the Plan at any time, in its sole discretion and, except as may otherwise be provided in the Plan, without notice.

      (b) Restriction on Sale. Sale of Stock delivered in connection with settlement of Units may be restricted by the Company's Anti-Insider Trading Policy and/or Equity Interest Policy.

      (c) Data Protection. To the extent reasonably necessary to administer the Plan: (i) the Company may process personal data about the Director, including, but not limited to (a) information concerning this grant and any changes hereto, (b) other personal and financial data about the Director, and (c) information about the


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            Director's participation in the Plan and shares exercised under the
            Plan from time to time; and (ii) the Director gives explicit consent to the Company to (a) process any such personal data, and (b) transfer any such personal data outside the country in which the Director lives, works or is employed, including, without limitation, to the Company and any of its subsidiaries and agents, including the outside stock plan administrator as selected by the Company from time to time, and any other person the Company may deem appropriate in its administration of the Plan. The Director has the right to access and correct personal data by contacting a local Human Resources Representative. The transfer of the information outlined here is important to the administration of the Plan and failure to consent to the transmission of such information may limit or prohibit the Director from participating in the Plan.

      (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

      (e) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board.

      (f) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in
            Section 4 of this Agreement.

      (g) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

      (h) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

      (i) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

      (j) Amendment. The Company may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment or modification of the Plan may in any way adversely affect the Director's rights under this Agreement without the Director's consent. This Agreement may be amended or modified only by a


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            written instrument executed by both the Company and the Director.
            Notwithstanding the foregoing, if the Company determines that the award terms could result in adverse tax consequences to the Director, the Company may amend this Agreement without the consent of the Director in order to minimize or eliminate such tax treatment.

      (k) Governing Law. This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

The Director hereby acknowledges that he/she has access to a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference, and this award is subject to these terms and provisions in all respects.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    Interactive Data Corporation


                                    By:
                                        -----------------------------
                                        Title:
                                              -----------------------
                                    Address:
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                                    ---------------------------------


                                    ---------------------------------
                                    [Name of Director]

                                    Address:
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